                                                                    Exhibit 10.4

                                 Century Plaza
                            550 S. Winchester Blvd.
                              San Jose, California


                             STANDARD OFFICE LEASE

               Landlord:  California State Automobile Association
                             Inter-Insurance Bureau

                        Tenant:  CyberSource Corporation

                               TABLE OF CONTENTS

BASIC LEASE INFORMATION.......................................................................1

STANDARD OFFICE LEASE.........................................................................3

1.   PREMISES.................................................................................3
   1.1   Premises.............................................................................3
   1.2   Exhibits.............................................................................3
   1.3   Common Areas.........................................................................3
   1.4   Landlord's Reserved Rights in Common Areas...........................................4
   1.5   Rentable Areas.......................................................................4
   1.6   Compliance...........................................................................4
   1.7   Acceptance...........................................................................4
2.   IMPROVEMENTS.............................................................................5
   2.1   Construction of Tenant Improvements..................................................5
   2.2   Failure to Complete Construction.....................................................5
   2.3   Completion and Delivery..............................................................5
   2.4   Early Entry..........................................................................6
3.   TERM.....................................................................................6
   3.1   Commencement of Term.................................................................6
   3.2   Option to Extend.....................................................................6
   3.3   Fair Market Value....................................................................6
4.   RENT.....................................................................................8
   4.1   Base Rent............................................................................8
   4.2   Common Areas.........................................................................8
   4.3   Late Payment.........................................................................8
   4.4   Accord and Satisfaction..............................................................8
   4.5   Security Deposit.....................................................................9
5.   INSURANCE................................................................................9
   5.1   All Risk Coverage....................................................................9
   5.2   Comprehensive General Liability Insurance...........................................10
   5.3   Rental Abatement Insurance..........................................................10
   5.4   Insurance Certificates..............................................................10
   5.5   Tenant's Failures...................................................................11
   5.6   Waiver of Subrogation...............................................................11
   5.7   Tenant's Property and Fixtures......................................................11
   5.8   Indemnification of Landlord.........................................................11
   5.9   Indemnification of Tenant...........................................................11
6.   OPERATING EXPENSES......................................................................12
   6.1   Operating Expenses..................................................................12
   6.2   Impositions.........................................................................14

   6.3   Services and Utilities..............................................................15
   6.4   Special Services....................................................................15
7.   REPAIRS AND MAINTENANCE.................................................................16
   7.1   Landlord Repairs and Maintenance....................................................16
   7.2   Tenant Repairs and Maintenance......................................................16
   7.3   Inspection of Premises..............................................................16
   7.4   Liens...............................................................................17
8.   FIXTURES, PERSONAL PROPERTY AND ALTERATIONS.............................................17
   8.1   Fixtures and Personal Property......................................................17
   8.2   Alterations.........................................................................17
9.   USE AND COMPLIANCE WITH LAWS............................................................18
   9.1   Use.................................................................................18
   9.2   Compliance with Laws................................................................18
   9.3   Signs...............................................................................18
   9.4   Parking.............................................................................19
   9.5   Floor Lead..........................................................................19
   9.6   Deliveries..........................................................................19
   9.7   Hazardous Materials.................................................................19
10.   DAMAGE AND DESTRUCTION.................................................................19
  10.1   Reconstruction......................................................................19
  10.2   Rent Abatement......................................................................19
  10.3   Excessive Damage or Destruction.....................................................20
  10.4   Uninsured Casualty..................................................................20
  10.5   Waiver..............................................................................21
11.   EMINENT DOMAIN.........................................................................21
  11.1   Total Condemnation..................................................................21
  11.2   Partial Condemnation................................................................21
  11.3   Landlord's Award....................................................................21
  11.4   Tenant's Award......................................................................22
  11.5   Temporary Condemnation..............................................................22
  11.6   Notice and Execution................................................................22
  11.7   Sale Under Threat of Condemnation...................................................22
12.   DEFAULT................................................................................22
  12.1   Events of Default...................................................................22
  12.2   Landlord's Remedies.................................................................23
  12.3   Interest............................................................................25
13.   ASSIGNMENT AND SUBLETTING..............................................................26
  13.1   Assignment and Subletting...........................................................26
  13.2   Documentation.......................................................................26
  13.3   Bonus Rental........................................................................27
  13.4   Scope...............................................................................27
  13.5   Waiver..............................................................................28
  13.6   Release.............................................................................28
  13.7   Limitation on Elective Provisions...................................................28

14.   OFFSET STATEMENT, ATTORNMENT AND SUBORDINATION.........................................28
 14.1   Offset Statement.....................................................................28
 14.2   Attornment...........................................................................29
 14.3   Subordination........................................................................29
15.   NOTICES................................................................................29
 15.1   Notices..............................................................................29
16.   SUCCESSORS BOUND.......................................................................29
 16.1    Successors Bound....................................................................30
17.   MISCELLANEOUS..........................................................................30
 17.1   Waiver...............................................................................30
 17.2   No Light, air or View Easement.......................................................30
 17.3   Corporate Authority..................................................................30
 17.4   Limitation of Landlord's Liability...................................................30
 17.5   Time.................................................................................30
 17.6   Attorneys' Fees......................................................................31
 17.7   Captions and Article Numbers.........................................................31
 17.8   Severability.........................................................................31
 17.9   Applicable Law.......................................................................31
 17.10  Submission of Lease..................................................................31
 17.11  Holding Over.........................................................................31
 17.12  Surrender............................................................................31
 17.13  Rules and Regulations................................................................32
 17.14  No Nuisance..........................................................................32
 17.15  Brokers..............................................................................32
 17.16  Nonliability.........................................................................32
 17.17  Recording............................................................................32
 17.18  Joint and Several Liability..........................................................33
 17.19  Entire Agreement.....................................................................33
 17.20  Payment Under Protest................................................................33
 17.21  Reasonableness.......................................................................33

EXHIBIT A                                                             33
EXHIBIT B                                                             34
EXHIBIT C                                                             35
EXHIBIT D                                                             36


                             BASIC LEASE INFORMATION
                             -----------------------
                                  OFFICE LEASE
                                  ------------

                            550 S. Winchester Blvd.
                             San Jose, California

Lease Date:                August 20, 1996

Landlord:                  California State Automobile Association
                           Inter-Insurance Bureau, an inter-insurance exchange

Landlord's Address:        Real Estate Services
                           100 Van Ness Avenue, 11th Floor
                           San Francisco, California  94102

Address for payments:      Accounting
                           100 Van Ness Avenue
                           San Francisco, CA  94102

Tenant:                    CyberSource Corporation
                           a California corporation

Tenant's Address:          550 S. Winchester Blvd., Suite 300
                           San Jose, California  95128
                           Attn.: Bill McKiernan, President

Total Rentable Area of Building:   93,529 square feet

Premises:                  Initial Premises:  Suite 300.
                           Expansion Premises:  Suite 310

Rentable Area of           Initial Premises:  7,407 rentable square feet
the Premises:              Expansion Premises:  2,700 rentable square feet

Permitted Uses:            general administrative office

Term:                      Thirty-six (36) months from Commencement Date that
                           applies to the Initial Premises
Scheduled
Commencement Date:         For Initial Premises: August 23, 1996.  For Expansion
                           Premises:  January 1, 1997.

Monthly Base Rent:         For months 1 through 12:
                           $2.05/rentable square foot
                           For months 13 through 24:
                           $2.10/rentable square foot
                           For months 25 through 36:
                           $2.15/rentable square foot

Security Deposit:          $15,925.00, subject to increase per 4.05.

Tenant's Share of Excess
Operating Expenses:        7.92% (Initial Premises)
                           10.80% (After Expansion Premises are added)

Base Year:                 1996

Option to Renew:           One (1) extension for three (3) years

Brokers: Cornish & Carey Commercial (Landlord) CPS, the Commercial Property Services Company (Tenant)

Brokers' Fee or
Commission, if any,
paid by:                   Landlord

Parking Rights:            four (4) spaces in Parking Lot per 1,000 r.s.f.

     The foregoing Basic Lease Information is hereby incorporated into and made a part of this Lease. Each reference in this Lease to any of the terms above shall mean the respective information hereinabove set forth and shall be construed to incorporate all of the terms provided under the particular paragraph pertaining to such information. In the event of any conflict between any Basic Lease Information and the Lease, the latter shall control.

"Landlord"                                "Tenant"

CALIFORNIA STATE AUTOMOBILE               CYBERSOURCE
ASSOCIATION INTER-INSURANCE               CORPORATION, a California
BUREAU, an inter-insurance                corporation
exchange
By:                                       By:
   ------------------------                  --------------------------
Its:                                      Its:
   ------------------------                  --------------------------
By:                                       By:
   ------------------------                  --------------------------

                             STANDARD OFFICE LEASE

     THIS LEASE ("Lease"), dated as of the Lease Date, by and between Landlord and Tenant of space at the Building located on that certain real property ("Property") described more particularly on the Legal Description, attached hereto as Exhibit A, shall be upon the terms and conditions contained
                  -
hereinafter.

        1.  PREMISES

            1.1 Premises. Landlord leases to Tenant, subject to the provisions of this Lease, the Premises, as defined as follows: the "Initial Premises" shall be Suite 300, the useable space of which is shown on the Building Floor Plan, attached hereto as Exhibit B. The "Expansion Premises" shall be Suite 310 of the Building, consisting of 2,700 rentable square feet, subject to verification. The Expansion Premises will become part of the Premises as of the Commencement Date that applies to the Expansion Premises.

            1.2  Exhibits.  The following Exhibits are attached to this Lease
                 --------
after the signatures and by reference thereto are incorporated herein:


           Exhibit A       Legal Description
           ---------
           Exhibit B       Building Floor Plan
           ---------
           Exhibit C       Tenant Improvements
           ---------
           Exhibit D       Rules and Regulations
           ---------

            1.3  Common Areas.  Tenant shall have, as appurtenant to the
                 ------------
Premises and subject to reasonable rules and regulations from time to time made by Landlord of which Tenant is given notice, the right to the use of the following in common (collectively, the "Common Areas"):

                 (a) Building Common Area. The common stairways and accessways, lobbies, entrances, stairs, elevators and any passageways thereto, and the common pipes, ducts, conduits, wires and appurtenant equipment serving the Premises;
                 (b)  Land Common Area.  The common walkways, sidewalks,
                 ----------------
parking spaces and driveways necessary for access to the Building and parking spaces; and

                 (c)  Parking Lot.  The common Parking Lot ("Parking Lot")
                 -----------
appurtenant to the Building. Tenant shall have the right to use the number of parking spaces set forth in the Basic Lease Information in the Parking Lot during the Term. Tenant shall not use parking spaces in excess of the specified number.

            1.4   Landlord's Reserved Rights in Common Areas.  Landlord
                  ------------------------------------------
reserves the right from time to time to do any and all of the following, provided that doing so will not unreasonably interfere with Tenant's use of the
Premises:

                  (a)  Building Changes.  To install, use, maintain, repair
                       ----------------
and replace pipes,ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas, and to relocate any pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Premises which are so located or located elsewhere outside the Premises;

                  (b)  Boundary Changes.  To change the boundaries of the
                       ----------------
Property and to redesign and restripe the Parking Lot and make other reasonable changes and grant other rights thereto including, without limitation, the granting of easements, rights of way and rights of ingress and egress and similar rights over, across and upon the Property. Tenant shall execute, acknowledge and deliver to Landlord any documents which Landlord determines are necessary to effectuate the purposes of this Article within five (5) days after written request by Landlord;

                 (c)  Facility Changes.  To alter or relocate any other Common
                      ----------------
 Areas or common facility;

                 (d)  Parking.  To grant exclusive use to portions of the
                      -------
Parking Lot to tenants and to impose parking charges from time to time for use
                                             -------
of the Parking Lot; and

                 (e)  Name Change.  To change the name of the Building.
                      -----------

            1.5  Rentable Area.  As used in this Lease, the rentable area of
                 -------------
space within the Premises shall be determined applying the Building Owners and Managers Association ("BOMA") American National Standard (Reprinted May, 1981).

            1.6  Compliance.  Landlord represents that, to the best of
                 ----------
Landlord's knowledge, Landlord is delivering the Premises and Common Areas free of violations of any and all Laws and Orders. For purposes of this Lease, the term "Laws and Orders" includes all federal, state, county, city or governmental agency laws, statutes, ordinances, standards, rules, requirements or orders in force as of the applicable Commencement Date, including, without limitation, all provisions of the Americans With Disabilities Act of 1990 and Title 24 of the California Code of Regulations (collectively, the "ADA"), and laws regulating Hazardous Materials.

            1.7  Acceptance.  By entering and taking possession of the
                 ----------
Premises, Tenant shall be deemed to accept the same in their condition existing as of the applicable Commencement Date and subject to all applicable municipal, county, state and federal statutes, laws, ordinances, including zoning ordinances, and regulations governing and relating to the use, occupancy or possession of the Premises. Tenant acknowledges that the only warranties and representations Landlord has made in connection with the physical condition of the Premises or Tenant's use of the same upon which Tenant has relied directly or indirectly for any purpose are those expressly provided in this Lease.

       2.   IMPROVEMENTS

            2.1  Construction of Tenant Improvements.  Landlord shall complete,
                 -----------------------------------
at its expense, the tenant improvements ("Improvements") as provided in Exhibit C, attached hereto. The Premises shall be Ready for Occupancy, as defined in
Article 2. 3, below, by not later than the applicable Scheduled Commencement Date; provided, however, that the applicable Scheduled Commencement Date shall be extended for a period equal to the period of any delay encountered by Landlord affecting the work of construction because of fire, earthquake, inclement weather, acts of God, acts of a public enemy, riot, insurrection, governmental regulation of the sales of materials or supplies or the transportation thereof, strikes or boycotts, shortages of material or labor, Tenant's early entry under the provisions of Article 2.04, or any causes beyond the control of Landlord.

            2.2  Failure to Complete Construction.
                 --------------------------------

                 (a)  Initial Premises.  If the Initial Premises are not Ready
                      ----------------
 for Occupancy within ten (10) days following the applicable Scheduled Commencement Date, as extended pursuant to Article 2.1 hereinabove, the sole remedy of Landlord or Tenant shall be to terminate this Lease by delivering to the other party written notice within ten (10) days after the day ten (10) days following the applicable Scheduled Commencement Date, as extended. Upon termination of this Lease pursuant to this Article 2.2(a), Landlord shall have no further liability for any damage, costs or claims which arise in connection with the Premises and this Lease.

                 (b)  Expansion Premises.  If the Expansion Premises are not
                      ------------------
Ready for Occupancy within thirty (30) days following the applicable Scheduled Commencement Date, as extended pursuant to Article 2.1 hereinabove, the sole remedy of Landlord or Tenant shall be to delete the Expansion Premises from the Premises by delivering to the other party written notice within ten (10) days after the thirty (30) days following the applicable Scheduled Commencement Date, as extended. If the election is made to delete the Expansion Premises from the Premises, the parties will amend this Lease accordingly and upon such election, Landlord shall have no further liability for any damage, costs or claims which arise in connection with the Expansion Premises.

            2.3  Completion and Delivery.  The Premises shall be ready for
                 -----------------------
occupancy ("Ready for Occupancy") when the Improvements are substantially completed, as reasonably determined by Landlord. Landlord shall prepare, certify by Landlord's signature and deliver to Tenant a written statement certifying (i) that the Premises are substantially completed; and (ii) the date of such completion. Landlord shall diligently complete any items of work not completed when the Premises are Ready for Occupancy and complete any item of such work within thirty (30) days of written notice that the item has not been completed.

            2.4  Early Entry.  With the prior written consent of Landlord,
                 -----------
Tenant may, prior to the applicable Commencement Date as defined in Article 3, at Tenant's sole risk, enter the Premises and install trade fixtures and equipment in the Premises; provided, however, that (i) Tenant's early entry shall not interfere with completion of the Improvements or cause labor difficulties; (ii) Tenant's early entry shall be subject to the indemnification obligation set forth in Article 5.08; (iii) Tenant shall pay for and provide evidence of insurance satisfactory to Landlord; and (iv) Tenant shall pay utility charges reasonably allocated by Landlord to Tenant. Tenant shall not use the Premises for storage of inventory or otherwise do business on the Premises prior to the applicable Commencement Date without the express prior written consent of Landlord.

        3.  TERM

            3.1  Commencement of Term.  The Term shall commence as to the
                 --------------------
Initial Premises and the Expansion Premises (in each case, the applicable "Commencement Date") upon the later of the following dates:

        (a) The date on which the Premises in question are Ready for Occupancy; or

        (b) The Scheduled Commencement Date as to the Premises in question.

            3.2  Option to Extend. Tenant shall have one (1) option to extend
                 ----------------
the lease for three 3 years (the "Extension Term"). Tenants shall give written notice to Landlord of its intention to extend the Lease not less than one hundred eighty (180) days prior to the expiration of the Term. Upon exercise of such option by Tenant, the Term shall be extended for the Extension Term upon the same terms, covenants and conditions of this Lease except that Base Rent shall be adjusted as hereinafter provided. Notwithstanding the fact that the Expansion Premises will have a Term that begins later than the Term for the Initial Premises, the Term for the entire Premises shall expire or terminate on one date, and Tenant's option to extend shall be exercised, if at all, only once and as to the entire Premises.

            3.3   Fair Market Value.
                  -----------------

                  (a)  Fair Market Value.  The Base Rent during the Extension
                       -----------------
Term shall be the Fair Market Rental Value for the Premises, to be determined as provided herein, as of the commencement of the Extension Term and each anniversary thereof (a "Determination Date"). Except as provided in 3.3(b), the term Fair Market Rental Value shall mean the going market rental as of each Determination Date for equivalent space in the Building, for the Permitted Uses, excluding any alterations or personal property of Tenant installed in the Premises at Tenant's expense, and for a tenant proposing to sign a lease equal to the remaining Extension Term, taking into consideration size, location, floor level, leasehold improvements provided or to be provided, extent of services to be provided, the time that the particular rate under consideration became or is to become effective, and any other relevant terms or conditions applicable to both new and renewing tenants. It is understood that in determining Fair Market Rental Value the parties shall negotiate in good faith in order to reach agreement. In the event the parties are unable to reach agreement by ninety (90) days prior to any Determination Date, the matter shall be determined by the appraisal procedure as hereinafter provided.

                  (b)  Appraisal.  Within fifteen (15) days of failure to
                       ---------
reach an agreement, each party, at its own cost and by giving notice to the other party, shall appoint a disinterested real estate appraiser, with membership in the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers and at least five (5) years full-time commercial appraisal experience in the area where the Building is located, to appraise and determine the Fair Market Rental Value. For the purposes of this Section 3.3(b), the term Fair Market Rental Value shall mean the going market rental as of the Determination Date for equivalent space in comparable office buildings in San Jose, California. If, in the time provided, only one (1) party shall give notice of appointment of an appraiser, the single appraiser appointed shall determine the Fair Market Rental Value. If two (2) appraisers are appointed by the parties, the two (2) appraisers shall independently, and without consultation, prepare an appraisal of the Fair Market Rental Value within fifteen (15) days of their appointment. Each appraiser shall seal its appraisal after completion. After both appraisals are completed, the resulting appraisals of the Fair Market Rental Value shall be opened and compared. If the appraisals differ by no more than ten percent (10%) of the value of the higher appraisal, then the Fair Market Rental Value rent shall be the average of the two (2) appraisals. If the appraisals differ by more than ten percent (10%) of the value of the higher appraisal, then within ten (10) days from the date the appraisals are compared, the two (2) appraisers selected by the parties shall appoint a third disinterested appraiser who has not acted in any capacity for either party and who meets the minimum qualifications described in this Section. If the two (2) appraisers fail to select a third qualified appraiser, a third appraiser shall be selected by the American Arbitration Association at the request of either party or, if there is then no American Arbitration Association or if it refuses to perform this function, then at the request of either Landlord or Tenant, the third appraiser shall be appointed by the then Presiding Judge of the Superior Court of the State of California of the County in which the Building is located. The two (2) appraisers shall each then submit his independent appraisal in simple letter form to the third appraiser stating his determination of the Fair Market Rental Value. The sole responsibility of the third appraiser shall be to determine which of the determinations made by the first two (2) appraisers is most accurate. The third appraiser shall have no right to propose a middle ground or any modification of either of the determinations made by the first two
(2) appraisers. The third appraiser's choice shall be submitted to Landlord and Tenant within fifteen (15) days after the third appraiser has received the written determination from each of the first two (2) appraisers. The Fair Market Rental Value shall be determined by the selection made by the third appraiser from the determination submitted by the first two (2) appraisers.

                  (c)  Costs.  Each party shall pay the fees and expenses of
                       -----
its own appraiser and fifty percent (50%) of the fees and expenses of the third appraiser.

4.  RENT

            4.1  Base Rent.  The annual Base Rent shall be payable in equal
                 ---------
monthly installments. Tenant shall pay the Base Rent to Landlord in advance upon the first day of each calendar month of the Term, at Landlord's address or at such other place designated by Landlord in a notice to Tenant, without any prior demand therefor and without any deduction, abatement or setoff whatsoever. If the Term shall commence or end on a day other than the first day of a calendar month, then Tenant shall pay, upon the Commencement Date and first day of the last calendar month, a pro rata portion of the Base Rent, prorated on a per diem basis, with respect to the portion of the fractional calendar month included in the Term. Upon execution of this Lease, Tenant shall pay the first month's Base Rent owing hereunder along with Tenant's Security Deposit.

            4.2  Additional Rent.  All charges required to be paid by Tenant
                 ---------------
hereunder, including without limitation, payments for Impositions, Operating Expenses, and any other amounts payable hereunder, shall be considered additional rent for the purposes of this Lease ("Additional Rent"), and Tenant shall pay Additional Rent upon written demand by Landlord or otherwise as provided in this Lease. "Rent" shall mean Base Rent and Additional Rent.

            4.3  Late Payment.  If any installment of Rent is not paid within
                 ------------
five (5) days of written notice of nonpayment, Tenant shall pay to Landlord, in addition to the installment of Rent then owing, a late charge equal to five percent (5%) of the amount of the delinquent payment of Rent. Landlord and Tenant recognize that the amount of damage Landlord shall suffer as a result of Tenant's failure to timely pay any Rent is difficult to ascertain and the late charge provided in this subsection is the best estimate of Landlord's damage resulting from any late payment by Tenant. This provision shall not relieve Tenant of Tenant's obligation to pay Rent at the time and in the manner herein provided.

            4.4  Accord and Satisfaction.  No payment by Tenant or receipt by
                 -----------------------
Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

            4.5  Security Deposit.  Upon executing this Lease, Tenant shall
                 ----------------
deposit the Security Deposit as a security deposit with Landlord. The Security Deposit shall secure Tenant's obligations under this Lease to pay Rent and other monetary amounts, to maintain the Premises and repair damages thereto, to surrender the Premises to Landlord in clean condition and repair upon termination of this Lease as required pursuant to Article 17.12 below and to discharge Tenant's other obligations hereunder. Landlord may use and commingle the Security Deposit with other funds of Landlord. If Tenant fails to perform Tenant's obligations hereunder, Landlord may, but without any obligation to do so, apply all or any portion of the Security Deposit towards fulfillment of Tenant's unperformed obligations. If Landlord does so apply any portion of the Security Deposit, Tenant, upon demand by Landlord, shall immediately pay Landlord a sufficient amount in cash to restore the Security Deposit to the full original amount.

Tenant's failure to forthwith remit to Landlord a sufficient amount in cash to restore the Security Deposit to the original sum deposited within five (5) days after receipt of such demand shall constitute an Event of Default. On or before the Commencement Date for the Expansion Premises, Tenant shall increase the Security Deposit by an amount equal to the result of multiplying !he number of rentable square feet in the Expansion Premises by $2.15. The Security Deposit shall be held by Landlord without liability for interest on the same. Upon termination of this Lease, if Tenant has then performed all of Tenant's obligations hereunder, Landlord shall return the Security Deposit to Tenant. If Landlord sells or otherwise transfers Landlord's rights or interest under this Lease, Landlord may deliver the Security Deposit to the transferee, whereupon Landlord shall be released from any further liability to Tenant with respect to the Security Deposit.

     5.     INSURANCE

            5.1  All Risk Coverage.
                 -----------------

                 (a) Landlord's Insurance. Landlord shall procure and maintain during the Term "all risk" property, fire, extended coverage, and special extended coverage insurance with respect to the Building, with such coverage as Landlord may elect including, without limitation, earthquake and flood coverage, hazardous materials endorsement, inflation endorsement, sprinkler leakage endorsement, and boiler and machinery coverage, in such amounts as Landlord may elect. Landlord shall have no obligation to insure Tenant's personal property. If the annual premiums charged Landlord for such insurance exceed the standard premium rates because the nature of Tenant's operations results in increased exposure, then Tenant shall, upon receipt of an invoice, reimburse Landlord for such increased amount as Additional Rent.

                 (b)  Tenant's Insurance.  Tenant shall procure and maintain
                 ------------------
during the Term, at Tenant's sole cost and expense, insurance ("Personal Property Insurance") covering leasehold improvements paid for by Tenant and Tenant's personal property from time to time in, on, or at the Premises, in an amount not less than one hundred percent (100%) of the full replacement cost, without deduction for depreciation, providing protection against events protected under "Fire and Extended Coverage," as well as against sprinkler damage, vandalism, and malicious mischief. Any proceeds from the Personal Property Insurance shall be used for the repair or replacement of the property damaged or destroyed, unless this Lease is terminated under an applicable provision herein. If the Premises are not repaired or restored following damage or destruction in accordance with other provisions herein, Landlord shall receive any proceeds from the Personal Property Insurance allocable to Tenant's leasehold improvements constructed by Landlord.

            5.2  Comprehensive General Liability Insurance. Tenant shall
                 -----------------------------------------
procure and maintain during the Term, at Tenant's sole cost and expense, a policy or policies of comprehensive general liability insurance on an "occurrence" basis against claims for personal injury liability, including, without limitation, bodily injury, death, or property damage liability with a limit of not less than Three Million Dollars ($3,000,000.00) in the event of personal injury to any number of persons or of damage to property arising out of any one occurrence. All of such insurance shall be primary and noncontributing with any insurance which may be carried by Landlord and shall contain a provision that Landlord, although named as an insured, shall nevertheless be entitled to recover under the policy for any loss, injury, or damage to Landlord, its agents and employees, or the property of such persons by reason of the negligence of Tenant. All such insurance shall specifically insure Tenant's performance of the indemnity agreement contained in Article 5.8 of this Lease. The adequacy of the coverage afforded by the liability and property damage insurance shall be subject to review by Landlord from time to time, and, if it appears in such a review that a prudent business person in the area operating a similar business to that operated by Tenant on the Premises would increase the limits of its liability insurance, Tenant shall effect such increases within thirty (30) days of receipt of notice from Landlord.

            5.3  Rental Abatement Insurance.  At Landlord's election, Landlord
                 --------------------------
shall keep and maintain in full force and effect during the Term, rental income insurance against abatement or loss of Rent in case of fire or other casualty, in an amount at least equal to the amount of the Rent payable by Tenant during one year next ensuing, as reasonably determined by Landlord.

            5.4  Insurance Certificates.  Tenant shall furnish to Landlord,
                 ----------------------
prior to the date of commencement of this Lease and thereafter within thirty
(30) days prior to the expiration of each such policy, a certificate of insurance issued by the insurance carrier of each policy of insurance carried by Tenant pursuant hereto. Said certificates shall expressly provide that such policies shall not be cancelable or subject to reduction of coverage or otherwise be subject to modification except after thirty (30) days' prior written notice to the parties named as additional insureds in this Article 5.4. Landlord, its successors and assigns, and any nominee of Landlord holding any interest in the Premises, including, without limitation, any ground lessor and the holder of any fee or leasehold mortgage, shall be named as additional insureds under each such policy of insurance maintained by Tenant pursuant to this Lease. Nothing in this Article 5 shall prevent Tenant from carrying any of the insurance required of Tenant hereunder in the form of a blanket insurance policy or policies which cover other properties owned or operated by Tenant in addition to the Premises, provided that Tenant obtains Landlord's prior written consent to such blanket insurance policy or policies.

            5.5  Tenant's Failure.  If Tenant fails to maintain any insurance
                 ----------------
required in this Lease, Tenant shall be liable for any loss or cost resulting from said failure. This Article 5.5 shall not be deemed to be a waiver of any of Landlord's rights and remedies under any other section of this Lease.

            5.6  Waiver of Subrogation.  Any policy or policies of fire,
                 ---------------------
extended coverage or similar casualty insurance, which either party obtains in connection with the Premises, or Tenant's personal property therein, shall, to the extent the same can be obtained without undue expense, include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Landlord and Tenant waive any rights of recovery against the other for injury or loss due to hazards covered by insurance containing such a waiver of subrogation clause or endorsement to the extent of the injury or loss covered thereby.

            5.7  Tenant's Property and Fixtures.  Tenant shall assume the risk
                 ------------------------------
of damage to any furniture, equipment, machinery, goods, supplies or fixtures which are or remain the property of Tenant or as to which Tenant retains the right of removal from the Premises.

            5.8  Indemnification of Landlord.  Tenant shall indemnify and hold
                 ---------------------------
Landlord, the Premises, Building, Property and Parking Lot, harmless from and against (i) any and all liability, penalties, losses, damages, costs and expenses, demands, causes of action, claims or judgments to the extent that they arise from or grow out of any injury to any person or persons or any damage to any property as a result of any accident or other occurrence during the Term occasioned in any way as a result of the use, maintenance, occupation or operation of the Premises during the Term by Tenant or Tenant's officers, employees, agents, subtenants, licensees, contractors or invitees, and (ii) from and against all legal costs and charges, including attorneys' fees, incurred in any such matter and the defense of any action arising out of the same or in discharging the Building, Property, Premises and Parking Lot or any part thereof from any and all liens, charges or judgments which may accrue or be placed thereon by reason of any act or omission of the Tenant; provided, however, that Tenant shall not be required to indemnify Landlord for any damage or injury of any kind arising as the result of the misconduct or negligence of Landlord or its agents, employees, licensees, contractors or invitees. Tenant's obligations pursuant to the foregoing indemnity shall survive the termination of this Lease.

            5.9  Indemnification of Tenant.  Landlord shall indemnify and hold
                 -------------------------
Tenant harmless from and against (i) any and all liability, penalties, losses, damages, costs and expenses, demands, causes of action, claims or judgments to the extent that they arise from or grow out of any injury to any person or persons or any damage to any property as a result of any accident or other occurrence during the Term occasioned in any way as a result of the use, maintenance, occupation or operation of the Building, Property and Parking Lot during the Term by Landlord, or Landlord's officers, employees, agents, licensees, contractors or invitees, and (ii) from and against all legal costs and charges, including attorneys' fees, incurred in any such matter and the defense of any action arising out of the same or in discharging the Building, Property, Premises and Parking Lot or any part thereof from any and all liens, charges, or judgments which may accrue or be placed thereon by reason of any act or omission of the Landlord; provided, however, that Landlord shall not be required to indemnify Tenant for any damage or injury of any kind arising as the result of the misconduct or negligence of Tenant or its agents, employees, licensees, contractors or invitees. The obligations of Landlord pursuant to the foregoing indemnity shall survive the termination of this Lease.

       6.  OPERATING EXPENSES

            6.1  Operating Expenses.  Tenant shall pay to Landlord, as
                 ------------------
Additional Rent, Tenant's Share of Excess Operating Expenses. "Excess Operating Expenses" shall mean the amount by which the "Operating Expenses" (as defined below) paid or incurred in any calendar year of the Term exceed the Operating Expenses for the Base Year set forth in the Basic Lease Information.

                 (a) Definition. "Operating Expenses" shall include all expenses
                     ----------
and costs of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the Building, Property, Parking Lot and surrounding property and supporting facilities, including, without limitation: (i) all Impositions; (ii) license, permit and inspection fees; (iii) premiums for insurance maintained by Landlord pursuant to Articles 5.1 and 5.3; (v) wages, salaries and related expenses and benefits of all on-site and off-site employees engaged in operation, maintenance and security; (vi) all supplies, materials and rental equipment used in operation of the Building; (vii) all maintenance and repair, janitorial, security and service costs; (viii) property management services; (ix) legal and accounting expenses, including the cost of audits by certified public accountants; (x) repairs, replacements and general maintenance (excluding those paid for by proceeds of insurance or other parties and alterations attributable solely to tenants of the Building other than Tenant (xi) all maintenance and repair costs, including sidewalks, landscaping, service areas, mechanical rooms, Parking Lot and other parking areas, Building exterior, driveways; (xii) amortization of capital improvements to the extent such capital improvements reduce other Operating Expenses or to the extent that they are required by governmental authorities; (xiii) all other operating, management and other expenses incurred by Landlord in connection with operation of the Building;
(xiv) all charges for heat, water, gas, electricity and other utilities used or consumed in the Building and surrounding Property, entranceways, sidewalks, etc.; and (xv) transportation services costs, including, without limitation, the cost of implementing the requirements of any present or future transportation systems.

    Operating Expenses will not include:

                 (i) any cost to the extent reimbursed to Landlord from any source (including insurance or condemnation proceeds or another operating expense entry); (ii) except as described in 6.1 (a)(x) or (xii) of the Lease, costs incurred by Landlord for alterations or acquisitions which are considered capital improvements under generally accepted accounting principles, consistently applied; (iii) costs incurred for services or items supplied to one specific tenant other than Tenant; or (iv) costs incurred due to Landlord's violation of this Lease, any other lease relating to the Building, or any law, ordinance, or governmental rule or regulation pertaining to the Building. Tenant agrees that security services supplied to the Building are for the benefit of all tenants.

                 (b)  Proration.  Any Operating Expenses attributable to a
                      ---------
period which falls only partially within the Term shall be prorated between Landlord and Tenant so that Tenant shall pay only that proportion thereof which the part of such period within the Term bears to the entire period.

                 (c)  Survival.  Any such sum payable by Tenant which would not
                      --------
otherwise be due until after the date of the termination of this Lease, shall, if the exact amount is uncertain at the time that this Lease terminates, be paid by Tenant to Landlord upon such termination in an amount to be determined by Landlord with an adjustment to be made once the exact amount is known.

                 (d)  Estimated Payments.  Prior to the commencement of each of
                      ------------------
Landlord's accounting years of the Term, Landlord shall estimate the Additional Rent payable by Tenant pursuant to this provision and Tenant shall pay to Landlord on the first of each month in advance, one-twelfth (1/12) of Landlord's estimated amount. At the end of each year there shall be an adjustment made to account for any difference between the actual and the estimated Operating Expenses for the previous year. If Tenant has overpaid the amount of Additional Rent owing pursuant to this provision, Landlord shall credit Tenant the amount of such overpayment in determining Tenant's estimated payments for the following lease year; provided, that in the case of an overpayment for the final lease year of the Term, Landlord shall refund such overpayment to Tenant within thirty
(30) days after the end of Landlord's accounting year. If Tenant has underpaid the amount of Additional Rent owing pursuant to this provision, Tenant shall pay the amount of such underpayment to Landlord, as Additional Rent, within ten (10) days after Landlord's written demand.

                 (e)  Adjustment.  Notwithstanding any provision herein to the
                      ----------
contrary, in the event the Building is not fully occupied during any year of the Term, anadjustment shall be made in computing variable Operating Expenses for such year so that the same shall be computed for such year as though the Building had been fully occupied during such year, and in no event shall Landlord collect in excess of one hundred percent (100%) of actual Operating Expenses.

                 (f)  Review/Audit.  If, within forty-five (45) days of receipt
                      ------------
of Landlord's adjustment statement, Tenant requests a review of the records, Landlord shall allow Tenant to review and copy Landlord's records with respect to the Operating Expenses at any reasonable time. Tenant shall have the right to cause a reputable accounting firm to audit Landlord's books and records relating to the Operating Expenses for the year in question, provided that Tenant notifies Landlord of its intention to exercise such audit right within such forty-five (45) day period. Tenant shall bear the cost of such audit, except that if the audit shows an aggregate overstatement of Operating Expenses of ten percent (10%) or more, Landlord shall reimburse Tenant for the cost of such audit within thirty (30) days after Landlord's receipt of a copy of the paid invoice therefor. Landlord and Tenant shall reconcile payment of Operating Expense within thirty (30) days after Landlord's receipt of Tenant's audit report.

                 (g)  Limit on Increase.  Notwithstanding anything in this
                      -----------------
Article 6 to the contrary, Landlord will not charge as Tenant's Share of Excess Operating Expenses for any year an amount that exceeds the previous year's such charge by more than eight percent (8%).

            6.2  Impositions.  All transit charges, housing fund assessments,
                 -----------
real estate taxes and all other taxes relating to the Property, Premises, Parking Lot and/or the Building, all other taxes which may be levied in lieu of real estate taxes, all assessments, assessment bonds, levies, fees and other governmental charges (including, but not limited to, charges for traffic facilities improvements, water service studies and improvements, and fire service studies and improvements) or amounts necessary to be expended because of governmental orders, whether general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind and nature for public improvements, services, benefits, or any other purpose which are assessed, levied, confirmed, proposed or become a lien upon the Property, Premises, Parking Lot or Building or become payable during the Term shall collectively be referred to as "Impositions."

                 (a)  Installment Election.  In the case of any impositions
                      --------------------
which may be evidenced by improvement or other bonds or which may be paid in annual or other periodic installments, Landlord shall elect to cause such bonds to be issued or cause such assessment to be paid in installments over the maximum period permitted by law.

                 (b)  Limitation.  Nothing contained in this Lease shall require
                      ----------
Tenant to pay any franchise, estate, inheritance or succession transfer tax of Landlord, or any income, profits or revenue tax or charge, upon the net income of Landlord from all sources; provided, however, that if at any time during the Term under the laws of the United States Government or the State of California, or any political subdivision thereof, a tax or excise on rent, or any- other tax however described, is levied or assessed by any such political body against Landlord on account of Rent, or a portion thereof, Tenant shall pay one hundred percent (1 00%) of any said tax or excise as Additional Rent.

                 (c)  Personal Property Taxes.  Tenant shall pay or cause to be
                      -----------------------
paid, prior to delinquency, any and all taxes and assessments levied upon all trade fixtures, inventories and other personal property placed in and upon the Premises by Tenant.

            6.3  Services and Utilities.
                 ----------------------

                 (a)  Normal Service.  So long as Tenant is not in default under
                      --------------
this Lease, Landlord shall provide: (i) to the Premises during the Business Hours, as defined in the Rules and Regulations, electricity, gas, water, lighting, janitorial services, elevator service, heating, ventilating and air conditioning and other Building services required in Landlord's reasonable judgment for the comfortable use and occupancy of the Premises; and, (ii) to the common areas during the Business Hours, as defined in the Rules and Regulations, utilities and maintenance as required in Landlord's reasonable judgment for the comfortable use and occupancy of the common areas.

                 (b)  Interruption of Service.  In the event there is an
                      -----------------------
interruption in Landlord's ability to provide water or other necessary utilities required hereunder to the Premises or the Building for fifteen (15) consecutive days, Tenant shall be entitled to an abatement of Rent on a ratable basis (based upon the area of the Premises which Tenant normally uses and which has been rendered unusable) as of the date the interruption first occurs. In the event Landlord is unable to provide water or other utilities required hereunder to the Building or the Premises for a period of thirty (30) days or more during any twelve (12) month period, Tenant may terminate this Lease by written notice thereof delivered to Landlord at any time prior to the time that the condition giving rise to the impairment has been cured.

                 (c)  Liability.  Except as otherwise provided herein, Landlord
                      ---------
shall not be liable for, and Tenant shall not be entitled to, any reduction or abatement of Rent on account of any failure on the part of Landlord to deliver the services and utilities provided in this Lease unless the same results from the willful misconduct of Landlord. Notwithstanding anything to the contrary in this Lease, Landlord shall not be liable under any circumstances for consequential damages that arise from a loss of or injury to property, however occurring, incidental to any failure to furnish any utilities or services.

            6.4  Special Services.
                 ----------------

                 (a)  Additional Services.  In the event Landlord provides
                      --------------------
utilities, elevator, heating, air conditioning and/or cleaning services to Tenant beyond the standard services related to the operation and management of a first class office building or at times other than during the Business Hours, as defined in the Rules and Regulations, Tenant shall pay Landlord's reasonable charge for such special services as Additional Rent. Any cleaning of lunchrooms, cafeterias, conference rooms, etc., shall be on a special services basis (except with respect to the removal of trash from trash receptacles and cleaning incidental to normal cleaning).

                 (b)  Utility Consumption.  If Tenant is likely to or does
                      -------------------
consume quantities of electricity, water or gas in excess of the amounts customarily consumed by users of office space, Landlord shall have the right, at Tenant's sole cost and expense, to install separate metering for such utilities or to separately charge Tenant for any quantity of such utilities consumed by Tenant beyond the amounts customarily consumed by office users. Any such charges made by Landlord to Tenant shall be reasonably determined by Landlord and shall be promptly paid by Tenant to Landlord as Additional Rent. Landlord may, at Landlord's sole option, elect to rate the quantity of utilities consumed by Tenant at the Premises. Such consumption shall be determined by one of the following methods: (i) a rating by an appropriately licensed engineer with costs to be computed on an average daily basis; (ii) metering by a licensed utility company responsible for service to the Building; or (iii) a rating by an appropriately licensed engineer and monitored by Landlord's central Building computer. In each such case, the costs for administering such methods shall be borne by Tenant.

            7.  REPAIRS AND MAINTENANCE

                7.1  Landlord Repairs and Maintenance. Subject to the provisions
                     --------------------------------
of Paragraph 10, Landlord shall keep and maintain the roof, paving, structural elements, landscaping, irrigation, and exterior walls of the Building and Property in good order and repair. Landlord shall also keep and maintain the windows, window frames, doors, hardware, and interior walls and the electrical, plumbing, lighting, heating, and air conditioning systems, fire suppression and life-safety systems, and intra-building telecommunications cabling and wiring up to the Premises. Such expenses shall be included in Operating Expenses unless otherwise provided in this Lease. If, however, any repair or maintenance beyond those that would be necessitated by normal office use is required because of an act or omission of Tenant, or its agents, employees or invitees, Tenant shall pay to Landlord upon demand one hundred percent (100%) of the costs of such repair or maintenance. Notwithstanding anything in this Lease to the contrary, Landlord shall have no obligation to alter, remodel, improve, decorate, or paint the Premises or any part thereof, except for the Improvements described in Exhibit C hereto.
-------

                7.2  Tenant Repairs and Maintenance.  Except as expressly
                     ------------------------------
provided in Section 7.1, Tenant shall, at its sole cost, keep and maintain the interior of the Premises, in good and sanitary order, condition and repair. Should Tenant fail to maintain the Premises as required of Tenant hereunder forthwith upon notice from Landlord, Landlord, in addition to all other remedies available hereunder or by law, and without waiving any alternative remedies, may make the same, and in that event, Tenant shall reimburse Landlord for the cost of such maintenance or repairs as Additional Rent, at Landlord's election on demand or on the next date upon which Basic Rent becomes due. Tenant hereby expressly waives the provisions of Subsection 1 of Section 1932, and Sections 1941 and 1942 of the Civil Code of California and all rights to make repairs at the expense of Landlord, as provided in Section 1942 of said Civil Code.

                7.3  Inspection of Premises.  Landlord, at reasonable times,
                     ----------------------
upon reasonable advance notice except in the case of emergencies, may enter the Premises to complete construction undertaken by Landlord on the Property, Premises or Building, to inspect, clean or repair the same, to inspect the performance by Tenant of the terms and conditions hereof and to affix reasonable signs and displays, show the Premises to prospective purchasers, tenants and lenders and for all other purposes as Landlord shall reasonably deem necessary. Landlord will use its best efforts to minimize any disruption to Tenant's use of the Premises that may be caused by any such entry.

                7.4  Liens.  Tenant shall promptly pay and discharge all claims
                     -----
for work or labor done, supplies furnished or services rendered by Tenant and shall keep the Property, Premises and Building free and clear of all mechanic's and materialmen's liens in connection therewith. Landlord shall have the right to post or keep posted on the Premises, or in the immediate vicinity thereof, any notices of non-responsibility for any construction, alteration or repair of the Premises by Tenant. If any such lien is filed, Landlord may, but shall not be required to, take such action or pay such amount as may be necessary to remove such lien; and, Tenant shall pay to Landlord as Additional Rent any such amounts expended by Landlord within five (5) days after notice is received from Landlord of the amount expended by Landlord.

            8.  FIXTURES, PERSONAL PROPERTY AND ALTERATIONS
                -------------------------------------------

                8.1  Fixtures and Personal Property.  Tenant, at Tenant's
                     ------------------------------
expense, may install any necessary trade fixtures, equipment and furniture in the Premises, provided that such items are installed and are removable without damage to the structure of the Building. Landlord reserves the right to approve or disapprove of curtains, draperies, shades, paint or other interior improvements visible from outside the Premises on wholly aesthetic grounds. Such improvements must be submitted for Landlord's written approval prior to installation, or Landlord may remove or replace such items at Tenant's sole expense. Said trade fixtures, equipment and furniture shall remain Tenant's property and shall be removed by Tenant upon expiration of the Term, or earlier termination of this Lease. Tenant shall repair, at Tenant's sole expense, all damage caused by the installation or removal of trade fixtures, equipment, furniture or temporary improvements. If Tenant fails to remove the foregoing items on termination of this Lease, Landlord may keep and use them or remove any or all of them and cause them to be stored or sold in accordance with applicable law.

                8.2  Alterations.  Tenant shall not make or allow to be made any
                     -----------
alterations, additions or improvements to the Premises, either at the inception of this Lease or subsequently during the Term, without obtaining the prior written consent of Landlord, which consent will not be unreasonably withheld. Landlord may take into consideration all effects of the proposed alterations, including but not limited to their compatibility with the Building's structure and systems, compliance with all laws, and effect on the other occupants of the Building. Tenant shall deliver to Landlord full and complete plans and specifications of all such alterations, additions or improvements, and no such work shall be commenced by Tenant until Landlord has given its written approval thereof. Landlord does not expressly or implicitly covenant or warrant that any plans or specifications submitted by Tenant are safe or that the same comply with any applicable laws, ordinances, etc. Further, Tenant shall indemnify and hold Landlord harmless from any loss, cost or expense, including attorneys' fees and costs, incurred by Landlord as a result of any defects in design, materials or workmanship resulting from Tenant's alterations, additions or improvements to the Premises. All alterations, additions and improvements shall remain the property of Tenant until termination of this Lease, at which time they shall be and become the property of Landlord. All repairs, alterations, additions, and restoration by Tenant hereinafter required or permitted shall be done in a good and workmanlike manner and in compliance with all applicable laws and lawful ordinances, bylaws, regulations and orders of any federal, state, county, municipal or other public authority and of the insurers of the Building. Tenant shall not permit liens of any kind to be imposed upon the Property, Premises or Building and Tenant shall discharge of record any such liens within five (5) days after written notice thereof. Tenant shall reimburse Landlord for Landlord's reasonable charges for reviewing and approving or disapproving plans and specifications for any alterations proposed by Tenant, not in excess of 3% of the total cost of such alterations. Tenant shall require that any contractors used by Tenant carry a comprehensive liability insurance policy covering bodily injury in the amounts of Three Million Dollars ($3,000,000) per person and Three Million Dollars ($3,000,000) per occurrence and covering property damage in the amount of One Million Dollars ($1 000,000).

Landlord may require proof of such insurance prior to commencement of any work on the Premises.

            9.  USE AND COMPLIANCE WITH LAWS

                9.1  Use.  Tenant shall use the Premises only for the Permitted
                     ---
Uses specified on the Basic Lease Information, consistent with any covenants, conditions, and restrictions affecting the Property, and all applicable Rules and Regulations, and for no other use. Tenant, shall not commit waste, interfere with any other tenants in the Building, subject the Premises to any use which would damage the Premises or raise or violate any insurance coverage maintained at the Building or take any action that would impair parking or alter parking spaces.

                9.2  Compliance with Laws.  Tenant shall comply with all current
                     --------------------
and future requirements of municipal, county, state, federal and other applicable governmental authorities, pertaining to Tenant's use of the Premises, Building, Property and Parking Lot, provided that this Section 9.2 does not create any obligation or liability of Tenant for compliance with the ADA for any area outside the Premises. Tenant is responsible for compliance with the ADA as it applies to Tenant as an employer and as it applies to Tenant's alterations, fixtures equipment and other property. Landlord represents that, as of each applicant Commencement Date, the Premises and the Building comply with the ADA.

                9.3  Signs.  Landlord will provide Building standard signage at
                     -----
the Premises and in the Building lobby. Tenant shall not install any sign on or in th Building or Premises without the prior written consent of Landlord. Any sign installed for the benefit of Tenant shall contain only Tenant's name, or the name of any affiliate of Tenant actually occupying the Premises, and no advertising matter. Landlord shall have the right, in Landlord's sole discretion, to object to any sign proposed by Tenant. Tenant shall remove upon termination of this Lease all signs installed by Tenant and shall return the site of such sign to its condition prior to the placement of each the sign.

                9.4  Parking Access.  In addition to the general obligation of
                     ---------------
Tenant to comply with laws and without limitation thereof, Landlord shall not be liable to Tenant nor shall this Lease be affected if any parking privileges appurtenant to the Premises are impaired by reason of any moratorium, initiative, referendum, statute, regulation, denial of permit or other governmental decree or action which could in any manner prevent or limit the parking rights of Tenant hereunder. Any governmental charges or surcharges or other monetary obligations imposed relative to parking rights with respect to the Premises, Building, Property and Parking Lot shall be considered as Impositions and shall be payable by Tenant under the provisions of Article 6 hereinabove.

                9.5  Floor Load.  Tenant shall not place a load upon any floor
                     ----------
of the Premises which exceeds the load per square foot which such floor is designed to carry and which is then allowed by law.

                9.6  Deliveries.  All deliveries to and from the Premises shall
                     ----------
be made using the elevator designated by Landlord during the time periods specified by Landlord and so as to cause the minimum amount of interference with the business of other tenants of the Building.

                9.7  Hazardous Materials.  As used in this Lease, the term
                     -------------------
"Hazardous Material" means any flammable items, explosives, guns, ammunition, radioactive materials, hazardous or toxic substances, material or waste or related materials including any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" now or subsequently regulated under any applicable federal, state or local laws or regulations, including without limitation, petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, traded or disposed of in or about the Building by Tenant, its agents, employees, contractors, sublessees or invitees in violation of applicable law.

            10.  DAMAGE AND DESTRUCTION

                 10.1  Reconstruction.  If the Premises are damaged or destroyed
                       --------------
during the Term, except as otherwise provided in this Lease, Landlord shall diligently repair or rebuild them to substantially the condition in which they existed immediately prior to such damage or destruction.

                 10.2  Rent Abatement.  Rent due and payable hereunder shall be
                       --------------
abated proportionately during any period in which, by reason of any such damage or destruction, Tenant reasonably determines that there is substantial interference with the operation of Tenant's business in the Premises, having regard to the extent to which Tenant may be required to discontinue its business in the Premises. Such abatement shall continue for the period commencing with such damage or destruction and ending with a substantial completion by Landlord of the work of repair or reconstruction which Landlord is obligated or undertakes to do. If it be determined that continuation of business is not practical pending reconstruction, Base Rent due and payable hereunder shall abate to the extent of proceeds from rental abatement insurance until reconstruction is substantially completed or until business is totally or partially resumed, whichever is the earlier.

                 10.3  Excessive Damage or Destruction.
                       -------------------------------

                       (a)  Determination.  If the Building is damaged or
                            -------------
destroyed to the extent that Landlord determines that it cannot, with reasonable diligence, be fully repaired or restored by Landlord within one hundred twenty
(120) days after the date of the damage or destruction, Landlord may terminate this Lease. Notwithstanding the fact that the Premises have been damaged or destroyed, Landlord shall determine whether the Building can be fully repaired or restored within the one hundred twenty (120) day period, and Landlord's determination shall be binding upon Tenant. If the Premises have been destroyed or damaged to the extent that Landlord determines that the Premises cannot, with reasonable diligence, be fully repaired or restored within one hundred twenty (120) days after the date of the damage or destruction, either Landlord or Tenant may terminate this Lease. Landlord shall notify Tenant of its determination, in writing, within forty-five (45) days after the date of the damage or destruction. If Landlord determines that the Building or the Premises can be fully repaired or restored within the one hundred twenty (120) day period, or if it is determined that such repair or restoration cannot be made within said period but neither Landlord nor Tenant elects to terminate within forty-five
(45) days from the date of said determination, this Lease shall remain in full force and effect and Landlord shall diligently repair and restore the damage as soon as reasonably possible.

                       (b)  Failure to Complete.  In the event that Landlord
                            -------------------
should fail to complete such repairs and rebuildings within a one hundred twenty
(120) day period, such period of time to be extended for delays caused by the fault or neglect of Tenant or because of acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, or delays of the contractors or subcontractors or any other causes or contingencies beyond the reasonable control of Landlord, Tenant may at Tenant's option within ten (10) days after the expiration of such one hundred twenty (120) day period (as such period may be extended), terminate this Lease by delivering written notice of termination to Landlord, whereupon all rights hereunder shall cease and terminate thirty
(30) days after Landlord's receipt of such termination notice.

                 10.4  Uninsured Casualty. Notwithstanding anything contained
                       ------------------
herein to the contrary, in the event of damage to or destruction of all or any portion of the Building and/or the Premises, $50,000 or more of which will not be reimbursed by the insurance proceeds received by Landlord under the insurance policies required under Article 5.1 hereinabove, Landlord may terminate this Lease by written notice to Tenant, given within forty-five (45) days after the date of notice to Landlord that said damage or destruction is not to be so reimbursed. If Landlord does not elect pursuant to this Article 10.04 to terminate this Lease, the Lease shall remain in full force and effect and the Building and/or Premises shall be repaired and rebuilt, subject to the provisions for repair set forth in Articles 10.01 and 10.03 hereinabove.

                 10.5  Waiver.  With respect to any destruction which Landlord
                       ------
is obligated to repair or may elect to repair under the terms of this Article 10, Tenant hereby waives all rights to terminate this Lease pursuant to rights otherwise presently or hereafter accorded by law to tenants, except as expressly otherwise provided herein.

            11.  EMINENT DOMAIN

                 11.1  Total Condemnation.  If the whole of the Premises is
                       ------------------
acquired or condemned by eminent domain, inversely condemned or sold in lieu of condemnation, for any public or quasi-public use or purpose ("Condemned"), then the Term shall terminate as of the date of title vesting pursuant to such proceeding or sale, and Rent shall be adjusted as of the date of such termination.

                 11.2  Partial Condemnation.  If any part of the Premises is
                       --------------------
Condemned, and such partial condemnation renders the Premises unusable for the business of the Tenant, as reasonably determined by Landlord, or if a substantial portion of the Building is Condemned, as reasonably determined by Landlord, then the Term shall terminate as of the date of title vesting pursuant to such condemnation and Rent shall be adjusted to the date of termination. If such condemnation is not sufficiently extensive to result in termination pursuant to the preceding sentence then Landlord shall (to the extent the proceeds of the award are available therefrom and are not applied by any lender against payment of an existing loan on the Building or Property) promptly restore the Premises to a condition comparable to its condition immediately prior to such condemnation less the portion thereof lost in such condemnation, and this Lease shall continue in full force and effect except that after the date of such title vesting the Base Rent shall be appropriately reduced as reasonably determined by Landlord. In restoring the Premises to their original condition, Landlord shall not be required to spend an amount in excess of the product obtained by multiplying Tenant's Share of Operating Expenses by the total amount of any condemnation proceeds received by Landlord. If any parking areas are Condemned, Landlord has the option but not the obligation to supply Tenant with other parking areas. Landlord and Tenant hereby waive the provisions of California Code of Civil Procedure (S)265.130.

                 11.3  Landlord's Award.  If the Premises are wholly or
                       ----------------
partially Condemned, then, subject to the provision of Article 11.04 below, Landlord shall be entitled to the entire award paid for such condemnation, and Tenant waives any right or claim to any part thereof from Landlord or the condemning authority.

                 11.4  Tenant's Award.  Tenant shall have the right to claim and
                       --------------
recover from the condemning authority, but not from Landlord, only such compensation as may be separately awarded to or recoverable by Tenant in Tenant's own right on account of any and all costs or loss to which Tenant might be put in removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment to a new location. In addition, any compensation specifically awarded to Tenant for loss of business, personal property or goodwill, shall be the property of Tenant.

                 11.5  Temporary Condemnation.  If the whole or any part of the
                       ----------------------
Premises shall be Condemned for any temporary public or quasi-public use or purpose, this Lease shall remain in effect and Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term. If a temporary condemnation remains in force at the expiration or earlier termination of this Lease, Tenant shall pay to Landlord a sum equal to the reasonable cost of performing any obligations required of Tenant by this Lease with respect to the surrender of the Premises, including, without limitation, repairs and maintenance, and upon such payment Tenant shall be excused from any such obligations. If a temporary condemnation is for an established period which extends beyond the Term, the Lease shall terminate as of the date of occupancy by the condemning authority, and the damages shall be as provided in Articles
11.03 and 11.04 hereinabove and Rent shall be adjusted to the date of occupancy.

                 11.6  Notice and Execution.  Landlord shall, immediately upon
                       --------------------
service of process in connection with any condemnation or potential condemnation, give Tenant notice in writing thereof. Tenant shall immediately execute and deliver to the Landlord all instruments that may be required to effectuate the provisions of this Article 11.

                 11.7  Sale Under Threat of Condemnation.  A sale by Landlord to
                       ---------------------------------
any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for purposes of this Article 11.

            12.  DEFAULT

                 12.1  Events of Default.  The occurrence of any of the
                       -----------------
following events shall constitute an "Event of Default" on the part of Tenant, without notice from Landlord unless notice is specifically required:

                       (a)  Vacation or Abandonment.  While any other Event of
                            -----------------------
Default is outstanding, ceasing to use the Premises as a business office or otherwise vacating or abandoning the Premises;

                       (b)  Payment.  Failure to pay any installment of Base
                            -------
Rent, Additional Rent or other monies due and payable hereunder upon the date when said payment is due, the failure continuing for a period of five (5) days following written notice thereof from Landlord;

                       (c)  Performance.  Default in the performance of any of
                            -----------
Tenant's covenants, agreements or obligations hereunder (except default in the payment of Rent, Additional Rent or other monies), the default continuing for thirty (30) days after written notice thereof from Landlord;

                       (d)  Assignment.  A general assignment by Tenant for the
                            ----------
benefit of creditors;

                       (e)  Bankruptcy.  The filing of a voluntary petition by
                            ----------
Tenant, or the filing of an involuntary petition by any of Tenant's creditors seeking the liquidation or reorganization of Tenant under any law relating to bankruptcy, insolvency or other relief of debtors, which involuntary petition remains undischarged for sixty (60) days;

                       (f)  Receivership.  The appointment of a receiver or
                            ------------
other custodian to take possession of substantially all of Tenant's assets or of this leasehold;

                       (g)  Insolvency, Dissolution, Etc.  Tenant shall become
                            ----------------------------
insolvent or unable to pay its debts, or shall fail generally to pay its debts as they become due; or any court shall enter a decree or order directing the winding up or liquidation of Tenant or of substantially all of its assets; or Tenant shall take any action toward the dissolution or winding up of its affairs or the cessation or suspension of its use of the Premises; or

                       (h)  Attachment.  Attachment, execution or other judicial
                            ----------
seizure of substantially all of Tenant's assets or this leasehold.

                 12.2  Landlord's Remedies.
                       -------------------

                       (a)  Abandonment.  If Tenant vacates or abandons the
                            -----------
Premises, this Lease shall continue in effect unless or until terminated by Landlord as provided in Article 12.02(b) below, and Landlord shall have all of the rights and remedies of a landlord provided by Section 1951.4 of the California Civil Code.

                       (b)  Termination.  Following the occurrence of any Event
                            -----------
of Default, Landlord shall have the right, so long as the default continues, to terminate this Lease by written notice to Tenant setting forth: (i) the default,
(ii) the requirements to cure it and (iii) a demand for possession, which shall be effective three (3) days after it is given. Landlord shall not be deemed to have terminated this Lease other than by delivering written notice of termination to Tenant.

                       (c)  Possession.  Following termination under Article
                            ----------
12.02(b) above, without prejudice to any other remedies Landlord may have by reason of Tenant's default or of such termination, Landlord may then or at any time thereafter (i) peaceably re-enter the Premises, or any part thereof, upon voluntary surrender by Tenant, or, expel or remove Tenant and any other persons occupying the Premises, using such legal proceedings as may be available; (ii) repossess and -enjoy the Premises, or relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the Term), at such rental or rentals and upon such other terms and conditions as Landlord in Landlord's sole discretion shall determine, with the right to make reasonable alterations and repairs to the Premises; and (iii) remove all personal property from the Premises.

                       (d)  Recovery.  Following termination under Article
                            --------
12.02(b) above, Landlord shall have all the rights and remedies of a landlord provided by Section 1951.2 of the California Civil Code, which provides that Landlord may recover from Tenant the following: (i) the worth at the time of the award of the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of the award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided;
(iii) the worth at the time of the award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under the Lease or which in the ordinary course of things would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in (i) and (ii) of this subsection shall be computed by allowing interest at the interest rate set forth in Article 12.03. The "worth at the time of the award" of the amount referred to in (iii) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1 %).

                       (e)  Other.  If Tenant causes or threatens to cause a
                            -----
breach of any of the covenants, terms or conditions contained in this Lease, Landlord shall be entitled to retain all sums held by Tenant, any trustee or in any account provided for herein, to enjoin such breach or threatened breach, and to invoke any remedy allowed at law, in equity, by statute or otherwise as though re-entry, summary proceedings and other remedies were not provided for in this Lease.

                       (f)  Cumulative.  Each right and remedy of Landlord
                            ----------
provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for now or hereafter existing at law, in equity, by statute or otherwise. If Landlord undertakes to exercise any remedy provided for in this Lease, or now or hereafter existing at law, in equity, by statute, or otherwise, such action shall not preclude the Landlord from exercising any or all other rights or remedies provided for in this Lease or now or hereafter existing at law, in equity, by statute, or otherwise.

                       (g)  No Waiver.  No failure by Landlord to insist upon
                            ---------
the strict performance of any term hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach shall constitute a waiver of any such breach or of any such term. Efforts by Landlord to mitigate the damages caused by Tenant's breach of this Lease shall not be construed to be a waiver of Landlord's right to recover damages under this Article 12.02.

                       (h)  Landlord's Right to Perform.  Upon Tenant's failure
                            ---------------------------
to perform any obligation of Tenant hereunder, including, without limitation, payment of Tenant's insurance premiums and charges of contractors who have supplied materials or labor to the Premises, Landlord shall have the right to perform such obligations of Tenant on behalf of Tenant and/or to make payment on behalf of Tenant to such parties. Except in cases of emergency and situations where Landlord has already given Tenant notice of nonperformance, Landlord will give Tenant prior written notice of Landlord's intention to act pursuant to this
Article 12.02(h) and Tenant shall have ten (10) days from the date of that notice to cure its nonperformance. Tenant shall reimburse Landlord the reasonable cost of Landlord's performing such obligations on Tenant's behalf, including, without limitation, reimbursement of any amounts that may be expended by Landlord and Landlord's reasonable attorneys' fees, plus interest from the date of any expenditure of sums at the rate set forth in Article 12.03.

                       (i)  Additional Remedies.  In addition to the foregoing
                            -------------------
remedies and so long as this Lease is not terminated, Landlord shall have the right to remedy any default of Tenant, to maintain or improve the Premises without terminating this Lease, to incur expenses on behalf of Tenant in seeking a subtenant or assignee, including, without limitation, brokers' commissions, expenses of remodeling the Premises, and other inducements Landlord determines are necessary, to cause a receiver to be appointed to administer the Premises and new or existing subleases and to add to the Rent payable hereunder all of Landlord's costs in so doing, including reasonable attorneys' fees, with interest at the rate provided in Article 12.03 from the date of such expenditure until the same is repaid.

                       (j)  Additional Rent.  For purposes of any unlawful
                            ---------------
detainer action by Landlord against Tenant pursuant to California Code of Civil Procedure Sections 1161 through 1179, or any similar or successor statutes, Landlord shall be entitled to recover as rent not only such sums specified as Base Rent herein which may then be overdue, but also Additional Rent and all such additional sums of money as may then be overdue.

                       (k)  Indemnification.  Nothing in this Article 12 affects
                            ---------------
the right of Landlord to indemnification by Tenant in accordance with Article
5.8 for liability arising from personal injuries, property damage, or any other cause prior to the termination of this Lease.

                       (l)  After Default.  Landlord shall be under no
                            -------------
obligation to observe or perform any covenant of this Lease on its part to be observed or performed which accrues after the date of any Event of Default, and for so long as the Event of Default continues.

                 12.3  Interest.  Any payment of Rent or other amount from
                       --------
Tenant to Landlord in this Lease which is not paid on the date due shall accrue interest from the date due until the date paid at a rate equal to three (3) points over the prime rate as announced by Wells Fargo Bank, N.A., at the time of the default, but in no event less than ten percent (10%) per year; provided, however, that if a court of competent jurisdiction determines the above rate exceeds the highest lawful rate of interest, then at the maximum rate permitted by law. In the event that Landlord receives any payment before nonpayment has become an Event of Default, no interest shall be charged to Tenant as to that payment. This provision shall not relieve Tenant of Tenant's obligation to pay any amount owing hereunder at the time and in the manner provided.

            13.  ASSIGNMENT AND SUBLETTING

                 13.1  Assignment and Subletting.
                       -------------------------

                       (a)  Prohibition.  Tenant, including any subsequent
                            -----------
assignee or subtenant, shall not assign, mortgage, pledge, or otherwise transfer this Lease, in whole or in part, nor sublet or permit occupancy by any party other than Tenant of all or any part of the Premises, without the prior written consent of Landlord in each instance. Landlord's consent under this Article 13 shall not be unreasonably withheld, but Landlord may nevertheless condition its consent upon such factors as the proposed use, reputation and financial stability of any proposed assignee or subtenant. If Tenant is an entity, the sale or other transfer of 51% or more of the beneficial ownership of Tenant shall be deemed to be an assignment subject to the terms of this Article, unless Tenant is a corporation whose stock is traded on a public exchange or over the counter. No assignment or subletting shall relieve Tenant of any obligation under this Lease, including Tenant's obligation to pay Rent. Any purported assignment or subletting contrary to the provisions hereof without Landlord's prior written consent shall be voidable at

Landlord's option. As Additional Rent hereunder, Tenant shall reimburse Landlord, in an amount not to exceed Five Hundred Dollars ($500.00) per request, for reasonable legal and other expenses incurred by Landlord in connection with the review of any request by Tenant for consent to assignment or subletting.

                       (b)  Notice.  If Tenant desires to assign this Lease or
                            ------
sublet any or all of the Premises, Tenant shall give Landlord written notice thirty (30) days prior to the anticipated effective date of the assignment or sublease. Landlord shall then have the period of ten (10) days following receipt of such notice to notify Tenant in writing whether it will permit Tenant to assign this Lease or sublet its space. If Landlord should fail to notify Tenant in writing of such election within such period, Landlord shall be deemed to have disapproved the proposed assignment or sublease.

                 13.2  Documentation.  Prior to any assignment or sublease which
                       -------------
Tenant desires to make, Tenant shall provide to Landlord true and complete copies of all documents relating to Tenant's prospective assignment or sublease, shall specify all consideration to be received by Tenant for such assignment or sublease, and shall provide Landlord with all information and documentation as Landlord shall reasonably require, including but not limited to the following information about the prospective assignee or subtenant: name and address; proposed use of the Premises; current financial statements, including a balance sheet and a profit/loss statement for the then current fiscal year and the two
(2) preceding fiscal years, if available. Any request by Tenant to assign or sublet shall be accompanied by the proposed assignment or sublease agreement, which agreement shall include the following provisions:

                       (a)  Attornment.  If Tenant proposes to assign, the
                            ----------
assignment agreement shall provide that the assignee shall expressly assume the obligations of Tenant hereunder. If Tenant proposes to sublet, the sublease agreement shall provide that sublessee will attorn to the Landlord in the event of any breach of the Lease by Tenant;

                       (b)  Assignment of Subrents.  Tenant's subrents to
                            ----------------------
Landlord as security for Tenant's obligations under the Lease; agreement to assign all subrents to Landlord as security for Tenant's obligations under the Lease;

                       (c)  Termination of Lease.  A provision that the
                            --------------------
termination of this Lease shall, at Landlord's sole election, constitute a termination of every assignment or sublease; and

                       (d)  Subordination.  A provision that the assignment or
                            -------------
sublease is subordinate to the provisions of this Lease.

                 13.3  Bonus Rental.  If for any assignment or sublease, Tenant
                       ------------
receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the Rent called for hereunder, or in case of the sublease of a portion of the Premises, in excess of such Rent fairly allocable to such portion, after appropriate adjustments to assure that all other payments called for hereunder are appropriately taken into account, Tenant shall pay to Landlord, as Additional Rent hereunder, fifty percent (50%) of the excess of each such payment of rent or other consideration received by Tenant within three (3) days after receipt. For purposes of this Article 13.03, "consideration" shall include, without limitation, all monies or other economic consideration of any kind, if such sums are related to Tenant's interest in this Lease, the Premises or any improvements thereon, including but not limited to, bonus money, and payments (in excess of book value thereof) for Tenant's assets, accounts, good will, general intangibles, Tenant's personal property, and any capital stock or other equity ownership of Tenant, and "excess" consideration will be the amount after deduction of (a) the aggregate concession package of Tenant which shall consist of architectural and engineering fees, tenant improvements costs and other inducements, and (b) a reasonable brokerage commission and reasonable attorneys' fees actually paid by Tenant.

                 13.4  Scope.  The prohibition against assigning or subletting
                       -----
contained in this Article shall be construed to include a prohibition against any assignment or subletting that is effected by a merger or acquisition or by operation of law. If this Lease is assigned, or if the underlying beneficial interest of Tenant is transferred, or if the Premises or any part thereof is sublet or occupied by anybody other than Tenant, Landlord may collect rent from the assignee, subtenant or occupant and apply the net amount collected to the Rent reserved and apportion any excess rent so collected in accordance with the terms of the preceding paragraph, but no such collection shall be deemed a waiver of any covenant, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance of Tenant's covenants hereunder. No assignment or subletting shall affect the continuing primary liability of Tenant (which shall be joint and several with the assignee), and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease.

                 13.5  Waiver.  Notwithstanding any assignment or sublease, or
                       ------
any indulgences, waivers or extensions of time granted by Landlord to any assignee or sublessee, or failure by Landlord to take action against any assignee or sublessee, Tenant waives notice of any default of any assignee or sublessee and agrees that Landlord may, at its option, proceed against Tenant without having taken action against or joined such assignee or sublessee, except that Tenant shall have the benefit of any indulgences, waivers and extensions of time granted to any such assignee or sublessee.

                 13.6  Release.  Whenever Landlord conveys its interest in the
                       -------
Parking Lot, Property and/or Building, Landlord shall be automatically released from the further performance of covenants on the part of Landlord herein contained, and from any and all further liability, obligations, costs and expenses, demands, causes of action, claims or judgments arising from or growing out of, or connected with this Lease after the effective date of said conveyance, but is not hereby released from any such liability or claim that existed on or before the date of such conveyance. The effective date of said release shall be the date the assignee executes an assumption of the assignment of Landlord's obligations, duties, responsibilities and liabilities with respect to this Lease. If requested, Tenant shall execute a form of release and such other documentation as may be required to further effect the provisions of this
Article 13.06.

                 13.7  Limitation on Elective Provisions.  Any assignment or
                       ---------------------------------
subletting by Tenant of the Premises, or any portion thereof, shall automatically operate to terminate any and every right, option, or election of Tenant, if any, including, but not limited to, the right to expand the Premises or to extend the Term of this Lease as to all or any part of the Premises.

            14.  OFFSET STATEMENT, ATTORNMENT AND SUBORDINATION

                 14.1  Offset Statement.  Within ten(10)days after request
                       ----------------
therefor by Landlord, or if on any sale, assignment or hypothecation by Landlord of Landlord's interest in the Building, Property and/or Parking Lot, or any part thereof, an offset statement shall be required from Tenant, Tenant shall deliver, in recordable form, a certificate to any proposed mortgagee or purchaser, and to Landlord, certifying (if such be the case) that this Lease is in full force and effect, the date of Tenant's most recent payment of Rent, and that Tenant has no defenses or offsets outstanding, or stating those claimed by Tenant, and any other information reasonably requested. Tenant's failure to deliver said statement in time shall be conclusive upon Tenant that: (i) this Lease is in full force and effect, without modification except as may be represented by Landlord; (ii) there are no uncured defaults in Landlord's performance and Tenant has no right of offset, counterclaim or deduction against Rent hereunder; and (iii) no more than one period's Base Rent has been paid in advance.

                 14.2  Attornment.  In the event any proceeding is brought for
                       ----------
the foreclosure of, or in the event of exercise of the power of sale under any mortgage or deed of trust made by the Landlord, its successors or assigns, encumbering the Premises, or any part thereof, Tenant shall attorn to the purchaser upon such foreclosure or sale or upon any grant of a deed in lieu of foreclosure and recognize such purchaser as the Landlord under this Lease.

                 14.3  Subordination.  The rights of Tenant hereunder are and
                       -------------
shall be, at the election of the mortgagee, subject and subordinate to the lien of such mortgage, or the lien resulting from any other method of financing, now or hereafter in force and recorded against the Building, Property and/or Parking Lot, and to all advances made or hereafter to be made upon the security thereof; provided, however, that notwithstanding such subordination, so long as Tenant is not in default under any of the terms, covenants and conditions of this Lease, neither this Lease nor any of the rights of Tenant hereunder, shall be terminated or subject to termination by any trustee's sale, any action to enforce the security, or by any proceeding or action in foreclosure. If requested, Tenant agrees to execute whatever documentation may be required to further effect the provisions of this Article within ten (10) days of Landlord's request to do so. Landlord agrees to use its reasonable efforts to obtain from the holder of any mortgage affecting the Premises a non-disturbance agreement in form reasonably acceptable to Tenant which shall provide that in the event of a foreclosure, this Lease shall not be extinguished or terminated but instead shall remain in full force and effect and that Tenant shall not be disturbed in the event of sale or foreclosure so long as Tenant is not in default beyond the expiration of any applicable grace period hereunder.

            15.  NOTICES

                 15.1  Notices.  All notices required to be given hereunder
                       -------
shall be in writing and mailed postage prepaid by certified or registered mail, return receipt requested, or by personal delivery, to the appropriate address indicated in the Basic Lease Information, or at such other place or places as either Landlord or Tenant may, from time to time, respectively, designate in a written notice given to the other. Notices shall be deemed effective four (4) days after the date of mailing thereof, or upon personal delivery. Notices from Landlord's property manager shall be effective as notice from Landlord.

            16.  SUCCESSORS BOUND

                 16.1  Successors Bound.  This Lease and each of its covenants
                       ----------------
and conditions shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and legal representatives and their respective assigns, subject to the provisions hereof. Whenever in this Lease a reference is made to the Landlord, such reference shall be deemed to refer to the person in whom the interest of the Landlord shall be vested, and Landlord shall have no obligation hereunder as to any claim arising after the transfer of its interest in the Premises. Any successor or assignee of the Tenant who accepts an assignment or the benefit of this Lease and enters into possession or enjoyment hereunder shall thereby assume and agree to perform and be bound by the covenants and conditions thereof. Nothing herein contained shall be deemed in any manner to give a right of assignment to Tenant without the written consent of Landlord.

            17.  MISCELLANEOUS

                 17.1  Waiver.  Waivers of any covenant, term or condition
                       ------
contained herein by either party shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. No waiver is to be implied from any omission to act. No express waiver shall affect any default other than the default specified in the waiver, and said waiver shall be operative only for the time and to the extent therein stated.

                 17.2  No Light, Air or View Easement.  Any diminution or
                       ------------------------------
shutting off of light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Building shall in no way affect this Lease or impose any liability on Landlord.

                 17.3  Corporate Authority.  If Tenant executes this Lease as a
                       -------------------
corporation, each of the person's executing this Lease on behalf of Tenant hereby covenants and warrants that: (i) Tenant is a duly authorized and existing corporation; (ii) Tenant is qualified to do business in the State of California;
(iii) Tenant has full right and authority to enter into this Lease; and (iv) each of the person's executing on behalf of Tenant is authorized to do so.

                 17.4  Limitation of Landlord's Liability.  The obligations of
                       ----------------------------------
Landlord under this Lease shall not constitute the obligation of any other entity nor the personal obligations of the individual directors or officers of Landlord, and Tenant shall look solely to the real estate that is the subject of this Lease and to no other assets of Landlord for satisfaction of any liability in respect of this Lease and shall not seek recourse against any other entity or individual or any of their assets for such satisfaction.

                 17.5  Time.  Time is of the essence of every provision hereof.
                       ----

                 17.6  Attorneys' Fees.  In any action or proceeding which the
                       ---------------
Landlord or the Tenant may be required to prosecute to enforce its respective rights hereunder, the unsuccessful party therein agrees to pay all costs incurred by the prevailing party therein, including reasonable attorneys' fees, to be fixed by the court, and said costs and attorneys' fees shall be made a part of the judgment in said action.

                 17.7  Captions and Article Numbers.  The captions, article
                       ----------------------------
numbers and table of contents appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections or articles of this Lease.

                 17.8  Severability.  If any term, covenant, condition or
                       ------------
provision of this Lease shall to any extent be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, covenants, conditions or provisions of this Lease shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                 17.9  Applicable Law.  This Lease, and the rights and
                       --------------
obligations of the parties hereto, shall be construed and enforced in accordance with the laws of the State of California.

                 17.10  Submission of Lease.  The submission of this document
                        -------------------
for examination and negotiation does not constitute an offer to lease or option for leasing the Premises. This document shall become effective and binding only upon execution and delivery hereof by Landlord. No act or omission of any employee or agent of Landlord or of Landlord's broker or managing agent shall alter, change, or modify any of the provisions hereof.

                 17.11  Holding Over.  Should Tenant, or any of its successors
                        ------------
in interest, hold over the Premises, or any part thereof, after the expiration of the term of this Lease, unless otherwise agreed to in writing, such holding over shall constitute and be construed as tenancy from month-to-month only, at a monthly rent equal to one hundred twenty-five percent (125%) the Base Rent in effect during the final year of the Term of this Lease as the same may be extended from time to time. The preceding sentence shall not be construed as Landlord's permission for Tenant to hold over.

                 17.12  Surrender.  Upon the expiration or earlier termination
                        ---------
of this Lease, enant shall surrender the Premises to Landlord in good order, condition and repair, except for reasonable wear and tear and items for which Landlord is responsible hereunder or as otherwise provided in Articles 10 and
11. Tenant shall not commit or allow any waste or damage to be committed on any portion of the Property, Premises or Building. All property that Tenant is required to surrender shall become Landlord's property upon the termination of this Lease. Landlord may cause any of said personal property that is not removed from the Premises within thirty (30) days after the date of any termination of this Lease to be removed from the Premises and stored at Tenant's expense, or, at Landlord's election said personal property thereafter shall belong to Landlord without the payment of any consideration, subject to the rights of any person holding a perfected security interest therein.

                 17.13  Rules and Regulations.  At all times during the Term,
                        ---------------------
Tenant shall comply with rules and regulations ("Rules and Regulations") for the Building, Parking Lot and the Property, as set forth in Exhibit D (and such
                                                        ---------
amendments as Landlord may reasonably adopt), attached hereto and by this reference made a part hereof.

                 17.14  No Nuisance. Tenant shall conduct its business and
                        -----------
control its agents, employees, invitees and visitors in such a manner as not to create any nuisance, or interfere with, annoy or disturb any other tenant or Landlord in its operation of the Building.

                 17.15  Brokers. Tenant warrants that it has had no dealings
                        -------
with any real estate broker or agent other than Brokers in connection with the negotiation of this Lease, and that it knows of no other real estate broker or agent who is entitled to any commission or finder's fee in connection with this Lease. Tenant agrees to indemnify Landlord and hold Landlord harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation, attorneys' fees and costs) with respect to any leasing commission or equivalent compensation alleged to be owing on account of Tenant's dealings with any real estate broker or agent other than Brokers.

                 17.16  Nonliability. Landlord shall not be in default
                        ------------
hereunder, nor, except as otherwise provided herein shall Landlord be liable for any damages directly or indirectly resulting from, nor, except as otherwise provided herein, shall the rental herein reserved be abated by reason of (i) the interruption of use of the Premises as a result of the installation of any equipment in connection with the Property, Premises or Building or (ii) any failure or delay in furnishing any services required to be provided by Landlord when such failure or delay is caused by accident or any condition beyond the reasonable control of Landlord or by the making of necessary repairs or improvements to the Property, Premises or to the Building, or the rationing or restriction on use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving the Property, Premises or the Building. Landlord shall use reasonable efforts to remedy any interruption in the furnishing of such services.

                 17.17  Recording. This Lease shall not be recorded, but Tenant
                        ---------
shall, at the option of Landlord, execute and deliver to Landlord a short form hereof, in a recordable form approved by Landlord, and Landlord may, at Landlord's option, cause the short form to be recorded. If a short form of this Lease is recorded, Tenant shall, at Tenant's expense, upon the termination of this Lease, execute and deliver to Landlord a recordable instrument evidencing the termination in a form approved by Landlord.

                 17.18  Joint and Several Liability. If Tenant is more than (1)
                        ---------------------------
 person or entity, each such person or entity shall be jointly and severally liable for the obligations of Tenant hereunder.

                 17.19  Entire Agreement. This Lease sets forth all covenants,
                        ----------------
agreements, and conditions between Landlord and Tenant concering the Premises, Building, Parking Lot and Property, and there are no covenants, agreements or conditions, either oral or written, between Landlord and Tenant other than as are herein set forth. Except as herein otherwise provided, no subsequent amendment or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by Landlord and Tenant.

                 17.20  Payment Under Protest. If at any time a dispute shall
                        ---------------------
arise as to any amount or sum of money to be paid by one party to the other under the provisions of the Lease, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and there shall survive the right on the part of said party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of the Lease with simple interest thereon at the rate of ten percent (10%) per annum from the date of payment through the date of recovery.

                 17.21  Reasonableness. Whenever the consent or approval of
                        --------------
either party hereto is required, such consent or approval shall not be unreasonably withheld or delayed, and whenever this Lease grants to either party hereto the right to take action, exercise discretion, make a judgment or other determination, or request or require documents or other items or information, such party shall act reasonably and in good faith. Any costs, expenses, fees or charges incurred by one party hereto and to be paid by the other party shall be limited in type and amount to those reasonably incurred.


     IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

"Landlord"                               "Tenant"
CALIFORNIA STATE AUTOMOBILE              CYBERSOURCE CORPORATION
ASSOCIATION INTER-INSURANCE              a California corporation
BUREAU, an inter-insurance exchange

By:                                      By:
   ---------------------------------        --------------------------------
Its:                                     Its:
    --------------------------------         -------------------------------
By:                                      By:
    ---------------------------------       --------------------------------
Its:                                     Its:
    ---------------------------------        -------------------------------

                                   EXHIBIT A
                                   ---------

                               LEGAL DESCRIPTION
                               -----------------


    That certain real property situated in the City of San Jose, County of Santa Clara, State of California, more particularly described as follows:

PARCEL ONE:
-----------

All of Parcel 1 as shown on that certain Parcel Map filed for record in the office of the Recorder, County of Santa Clara, State of California, on May 21, 1986 in Book 559 of Maps at pages 49 and 50.

PARCEL TWO:
-----------

All of Parcel 2 as shown upon that certain Parcel Map filed for record in the office of the Recorder, County of Santa Clara, State of California, on May 21, 1986 in Book 559 of Maps, pages 49 and 50.

                                   EXHIBIT B
                                   ---------
                              BUILDING FLOOR PLAN
                              -------------------
                                [To Be Inserted]

                                   EXHIBIT C

                              TENANT IMPROVEMENTS
                              -------------------

1. As to Initial Premises: Landlord shall professionally clean all carpeted areas and touch up paint throughout.

2. As to Expansion Premises: Landlord shall prepare Suite 310 for Tenant's proposed use, as agreed by the parties.

                                   EXHIBIT D
                                   ---------

                             RULES AND REGULATIONS
                             ---------------------

     1. The sidewalks, entrances, lobby, elevators, stairways and public corridors shall be used only as a means of ingress and egress and shall remain unobstructed at all times. The entrance and exit doors of all suites are to be kept closed at all times except as required for orderly passage to and from a suite. Loitering in any part of the Building or obstruction of any means of ingress or egress shall not be permitted. Doors and windows shall not be covered or obstructed.

     2. Plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no rubbish, newspapers, trash or other substances of any kind shall be thrown into them. Walls, floors and ceilings shall not be defaced in any way and no one shall be permitted to mark, drive nails, screws or drill into, paint, or in any way mar any Building surface, except that pictures, certificates, licenses and similar items normally used in Tenant's business may be carefully attached to the walls by Tenant in a manner to be prescribed by Landlord. Upon removal of such items by Tenant any damage to the walls or other surfaces, except minor nail holes, shall be repaired by Tenant.

     3. No awning, shade, sign, advertisement or notice shall be inscribed, painted, displayed or affixed on, in or to any window, door or balcony or any other part of the outside or inside of the Building or the demised premises. No window displays or other public displays shall be permitted without the prior written consent of Landlord. All tenant identification on public corridor doors beyond building standard will be installed by Landlord for Tenant but the cost shall be paid by Tenant. No lettering or signs other than the name of Tenant will be permitted on public corridor doors with the size and type of letters to be prescribed by Landlord. The directory of the Building will be provided exclusively for the display and location of Tenant only and Landlord reserves the right to exclude all other names therefrom. All requests for listing on the Building directory shall be submitted to the office of Landlord in writing. Landlord reserves the right to approve all listing requests. Any change requested by Tenant of Landlord of the name or names posted on directory, after initial posting, will be charged to Tenant.

     4. The cost of any special electrical circuits for items such as copying machines, computers, microwaves, etc., shall be borne by Tenant unless the same are part of the building standard improvements. Prior to installation of equipment Tenant must receive written approval from Landlord.

     5. The weight, size and position of all safes and other unusually heavy objects used or placed in the Building shall be prescribed by Landlord and shall, in all cases, stand on metal plates of such size as shall be prescribed by Landlord.. The repair of any damage done to the Building or property therein by putting in or taking out or maintaining such safes or other unusually heavy objects shall be paid for by Tenant.

     6. All freight, furniture, fixtures and other personal property shall be moved into, within and out of the Building at times designated by and under the supervision of Landlord and in accordance with such regulations as may be posted in the office of the Building manager. In no event will Landlord be responsible for any loss or damage to such freight, furniture, fixtures or personal property from any cause.

     7. No improper noises, vibrations or odors will be permitted in the Building, nor shall any person be permitted to interfere in any way with tenants or those having business with them. No person will be permitted to bring or keep within the Building any animal, bird or bicycle or any toxic or flammable substances without Landlord's prior permission. No person shall throw trash, refuse, cigarettes or other substances of any kind any place within or out of the Building except in the refuse containers provided therefor. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the rules and regulations of the Building.

     8. All re-keying of office doors or changes to the card access system, after occupancy, will be at the expense of Tenant. Tenant shall not re-key any doors or change the card access system in any way without making prior arrangements with Landlord.

     9. Tenant will not install or use any window coverings except those provided by Landlord, nor shall Tenant use the balconies, if any, for storage, barbecues, drying of laundry or any other activity which would detract from the appearance of the Building or interfere in any way with the use of the Building by other tenants.

     10. If Tenant uses the Premises after regular business hours or on non-business days, Tenant shall lock any entrance doors to the Building used by Tenant or take such other steps as are necessary to secure the Building's doors immediately after entering or leaving the Building.

     11. If Tenant requires telegraphic, telephonic, burglar alarms or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation.

     12. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning.

     13. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

     14. Tenant shall not obtain for use on the Premises ice, drinking water, food, beverage, towel or other similar services or accept barbering or bootblacking or other personal services upon the Premises, except at such hours and under such regulations as may be fixed by Landlord.

     15. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building. Tenant shall not install, maintain or operate upon the Premises any vending machine without the written consent of Landlord, which consent shall not be unreasonably withheld. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building, are prohibited, and each tenant shall cooperate to prevent same.

     16. Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with rubber tires and side guards, or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

     17. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by other tenants or visitors to the Building. Tenant shall not leave vehicles in the Parking Lot overnight nor park any vehicles in the Parking Lot other than automobiles, motorcycles, motor driven or pedal bicycles or four-wheeled trucks. Landlord may, in its sole discretion, designate separate areas for bicycles and motorcycles.

     18. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition to its occupancy of the Premises.

     19. The normal business hours of the Building shall be 8:00 a.m. to 6:00 p.m., Monday through Friday, holidays excepted. Not less than once annually, Landlord shall publish to all tenants a list of the holidays to be observed by the Building.

     20. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

     21. Landlord reserves the right to make such other and further rules and regulations as in Landlord's judgment may be necessary for the safety, care and cleanliness of the Premises and for the preservation of good order therein. Tenant shall abide by all rules and regulations hereinabove stated and any additional rules and regulations adopted by Landlord.